Exhibit 99.2

Ally Financial Inc. 4 Q Earnings Review Contact Ally Investor Relations at (866) 710 - 4623 or investor.relations@ally.com January 29, 2015

Forward-Looking Statements and Additional Information

The following should be read in conjunction with the financial statements, notes and other information contained in the Company's Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K.

This information is preliminary and based on company data available at the time of the presentation

In the presentation that follows and related comments by Ally Financial Inc. ("Ally") management, the use of the words "expect," "anticipate," "estimate," "forecast," "initiative," "objective," "plan," "goal," "project," "outlook," "priorities," "target," "explore," "positions," "intend," "evaluate," "pursue," "seek," "may," "would, " "could, " "should, " "believe, " "potential, " "continue," or the negative of these words, or similar expressions is intended to identify forward-looking statements. All statements herein and in related management comments, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward-looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and Ally's actual results may differ materially due to numerous important factors that are described in the most recent reports on SEC Forms 10-K and 10-Q for Ally, each of which may be revised or supplemented in subsequent reports filed with the SEC. Such factors include, among others, the following: maintaining the mutually beneficial relationship between Ally and General Motors ("GM"), and Ally and Chrysler Group LLC ("Chrysler") and our ability to further diversify our business; our ability to maintain relationships with automotive dealers; the significant regulation and restrictions that we are subject to as a bank holding company and financial holding company; the potential for deterioration in the residual value of off-lease vehicles; disruptions in the market in which we fund our operations, with resulting negative impact on our liquidity; changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; changes in our credit ratings; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and changes in the existing or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations (including as a result of the Dodd-Frank Act and Basel III).

Investors are cautioned not to place undue reliance on forward-looking statements. Ally undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law. Reconciliation of non-GAAP financial measures included within this presentation are provided in this presentation.

Use of the term "loans" describes products associated with direct and indirect lending activities of Ally's operations. The specific products include retail installment sales contracts, lines of credit, leases or other financing products. The term "originate" refers to Ally's purchase, acquisition or direct origination of various "loan" products.

4Q 2014 Preliminary Results 2

3 4Q 2014 Preliminary Results 2014 Highlights x Significantly improved shareholder returns in 2014 – Core pre - tax income ex. repositioning items (1) of $1.6 billion vs. $850 million in 2013 – Core ROTCE (2) of 7.9% vs. 3.1% in 2013 ▪ Continue to target 9 - 11% run - rate Core ROTCE by year - end 2015 – Adjusted EPS (3) of $1.68 vs. $(0.14) in 2013 – Tangible Book Value increased over $3 per share during 2014 pro forma for China sale x Strong operating metrics – Total auto originations of $41 billion, with non GM/Chrysler (“Growth Channel”) increasing by 45% in 2014 – Annual retail deposit growth of $4.8 billion with balances up 11% x Fully exited TARP – U.S. Treasury received $2.4 billion more than initially invested Full TARP Exit with Focus on Future (1) Represents a non - GAAP financial measure. As presented excludes OID amortization expense, income tax expense and discontinued operations. See slide 28 for details (2) Represents a non - GAAP financial measure. Core ROTCE adjusts for certain items such as net DTA and OID. See slide 29 for details (3) See slide 9 for details

4 4Q 2014 Preliminary Results Competitive Evolution • In 2009, Ally embarked on a multi - year process to transition itself from a captive to a full line, dealer - centric, diversified auto financial services company – Expected manufacturer incentive business to decline as exclusive contracts stepped down and captives expanded products 2009 2015 Competitive Evolution Ally Evolution

5 4Q 2014 Preliminary Results (Decisioned applications in millions) 3.7 5.6 6.7 7.8 9.1 13,694 14,307 15,732 16,034 16,823 2010 2011 2012 2013 2014 Decisioned Applications Total Dealer Relationships ($ billions) $4.7 $9.0 $9.6 $9.9 $11.7 2010 2011 2012 2013 2014 Successful Transformation of Business Non GM/Chrysler Channel Originations Non GM/Chrysler Channel Mix Decisioned Apps and Dealer Relationships Used Originations % of New and Used by Nameplate Ford / Lincoln 22% Nissan / Infiniti 10% Maserati 9% GM 9% Toyota / Lexus 8% Kia 7% Hyundai 6% Chrysler 6% Honda / Acura 5% Other 18% Includes new and used consumer originations from non GM/Chrysler dealers for 4Q14 ($ billions) $1.2 $3.6 $4.9 $5.7 $8.3 2010 2011 2012 2013 2014

Impact of GM Decision to Internalize Leasing

- **GM announced certain leases to be done exclusively through GM Financial**
  - Results in lower residual value exposure as lease portfolio declines
  - Opportunity to redeploy capital allocated to GM residual risk
- **Expect growth in other channels to offset lease decline over time**
  - Continue momentum in Used and Growth channel
  - Leverage strong existing relationships and Ally Dealer Rewards
  - Continue to introduce innovative products and provide best-in-class service
  - Over 6,500 active Ally dealers where we buy less than 5 contracts per month
- **Expect minimal 2015 financial impact**
  - Continue to target 9-11% run-rate Core ROTCE by end of 2015
- **Continue to target high $30s billion auto originations**
- **Ally has high return alternatives for excess capital, including addressing costly capital structure**

GM Subvented Products ($B)

Product	2014 Ally Originations
GMC/Buick/Cadillac Lease	$5.2
Chevrolet Lease	4.1
GM Subvented Loan	4.0

Estimated 2014 Non Subvented Market Share (New and Used)

Excludes GM and Chrysler

Lender	Market Share
1. Captives	28%
2. Wells Fargo	8%
3. Capital One	8%
4. Chase	4%
5. Ally	**4%**
Estimated Growth Channel Market:	*$250 billion*

See slide 29 for details

A 1% move in growth channel market share could result in ~$2.5 billion of incremental originations per year

4Q 2014 Preliminary Results 6

2014 Progress on Path to Double-Digit Core ROTCE



2013 Core ROTCE(1)
3.1%
NIM Expansion
~330 bps
Expense Rationalization
~240 bps
Regulatory Normalization
~10 bps
Other
~(80) bps
2014 Core ROTCE(1)
7.9%

NIM Expansion
- Net financing revenue[2] up 17% YoY
- Full-year cost of funds[2] down 50bps YoY

Expense Rationalization
- Total expenses down $0.5 billion and controllable down $0.2 billion vs. FY13
- Adjusted Efficiency ratio of 51%, down from 67% in 2013

Regulatory Normalization
- Corporate Finance assets in Ally Bank
- Dividend from Ally Bank to parent
- Began capital utilization through liability management

Other
- Lower Other Revenue from mortgage business exit

(1) Represents a non-GAAP financial measure. Core ROTCE adjusts for certain items such as net DTA and OID. See slide 29 for details
(2) Excludes OID

4Q 2014 Preliminary Results 7

8 4Q 2014 Preliminary Results ($ million) $792 $1,070 $850 $1,619 2011 2012 2013 2014 3.1% 2.9% 2.5% 2.0% 2011 2012 2013 2014 ($ million) $2,036 $2,227 $3,028 $3,547 2011 2012 2013 2014 Financial Metrics Net Financing Revenue (2) Noninterest Expense (3) Core Pre - tax Income (ex repositioning) (1) Cost of Funds (2) (1) Represents a non - GAAP financial measure. As presented excludes OID amortization expense, income tax expense and discontinued operations. See slide 28 for details (2) Excludes OID (2) Excludes OID (3) See slide 28 for details ($ million) $2,178 $2,299 $2,116 $1,893 $1,250 $1,324 $1,289 $1,055 $3,428 $3,623 $3,405 $2,948 2011 2012 2013 2014 Controllable Expenses Other Noninterest Expense

Fourth Quarter and Full Year Financial Results

($ millions except per share data)	4Q 14	3Q 14	4Q 13	FY 2014	FY 2013
Net financing revenue [1]	$ 835	$ 936	$ 841	$ 3,547	$ 3,028
Total other revenue [1]	370	375	324	1,438	1,605
Provision for loan losses	155	102	140	457	501
Total noninterest expense	653	742	865	2,909	3,282
Core pre-tax income, ex. repositioning [2]	**$ 396**	**$ 467**	**$ 161**	**$ 1,619**	**$ 850**
Net income	**$ 177**	**$ 423**	**$ 104**	**$ 1,150**	**$ 361**
GAAP EPS (diluted)	**$ 0.23**	**$ 0.74**	**$ (0.78)**	**$ 1.83**	**$ (1.64)**
Discontinued operations, net of tax	(0.05)	(0.27)	(0.06)	(0.47)	0.13
OID expense, net of tax	0.06	0.06	0.10	0.25	0.39
One time items / repositioning [3]	0.17	-	0.59	0.07	0.97
Adjusted EPS	**$ 0.40**	**$ 0.53**	**$ (0.14)**	**$ 1.68**	**$ (0.14)**
ROTCE [4]	**3.1%**	**10.3%**	**n/m**	**6.5%**	**n/m**
Core ROTCE [4]	**7.1%**	**9.1%**	**1.8%**	**7.9%**	**3.1%**
Adjusted Efficiency Ratio [4]	**50%**	**49%**	**73%**	**51%**	**67%**
Tier 1 Common Ratio [5]	**9.6%**	**9.7%**	**8.8%**	**9.6%**	**8.8%**

(1) Excludes OID. FY 2014 total other revenue excludes $14 million of accelerated OID expense associated with debt redemption

(2) As presented excludes the impact of repositioning items, OID amortization expense, income tax expense and discontinued operations. See slides 27 and 28 for details

(3) Repositioning items for 4Q14 are primarily related to the extinguishment of high-cost legacy debt and a discrete tax item. See slide 29 for additional details

(4) Represents a non-GAAP financial measure. See slide 29 for details

(5) Tier 1 Common is a non-GAAP financial measure. See page 16 of the Financial Supplement for details

4Q 2014 Preliminary Results 9

10 4Q 2014 Preliminary Results Pre-Tax Income ($ millions) 4Q 14 3Q 14 4Q 13 Automotive Finance 310$ (105)$ 103$ Insurance 86 26 20 Dealer Financial Services 396$ (79)$ 123$ Mortgage 19 22 27 Corporate and Other (1) (19) (13) 86 Core pre-tax income, ex. repositioning (2) 396$ (70)$ 236$ Increase/(Decrease) vs. Results by Segment (1) Results exclude the impact of repositioning items and OID amortization expense. See slide 27 for details (2) Core pre - tax income is a non - GAAP financial measure and as presented excludes the impact of repositioning items, OID amortizatio n expense, income tax expense and discontinued operations. See slide 27 for details • Auto Finance results higher YoY driven by asset growth and CFPB charge in 2013, partially offset by lower net lease revenue – QoQ decline driven by lower net lease revenue and seasonally higher provision expense • Insurance favorability driven primarily by lower expenses YoY and lower insurance losses QoQ • Mortgage results driven by reserve release and lower noninterest expense • Corporate and Other results largely driven by improving cost of funds and expense reductions

11 4Q 2014 Preliminary Results Net Interest Margin • Net Interest Margin (1) down 4 bps YoY and 30 bps QoQ – Full - year 2014 NIM of 2.54% up 33 bps vs. 2013 – 4Q cost of funds (1) down 31 bps YoY and relatively flat QoQ ▪ Reduction of legacy high - cost debt and continued deposit growth – Earning asset yields down primarily as a result of lower lease yields Note: Continuing operations only (1) Excludes OID Ally Financial - Net Interest Margin $138 $139 $141 4.41% 4.43% 4.15% 2.39% 2.65% 2.35% 2.21% 1.88% 1.90% 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 Average Earning Assets ($B) Earning Asset Yield NIM (ex. OID) Cost of Funds (ex. OID)

12 4Q 2014 Preliminary Results Ally Bank Deposit Levels ($ billions) $43.2 $45.2 $45.9 $46.7 $48.0 $52.8 $54.9 $55.6 $56.4 $57.8 $9.7 $9.7 $9.7 $9.7 $9.9 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 Ally Bank Retail Ally Bank Brokered Ally Bank Deposit Franchise • Continued franchise momentum with $48 billion of retail deposits • $1.2 billion of retail deposit growth QoQ , and $4.8 billion YoY – Growth continues to be driven largely by savings products, which now represent 50% of the retail portfolio • Expansion of loyal customer base with over 900 thousand primary customers, up 16% YoY • Targeting similar deposit growth levels in 2015 • Continuing to build on strong franchise and brand – Launched redesigned Ally online banking platform in January – Launched new “Facts of Life” advertising campaign Stable, consistent growth of retail deposits Deposit Mix Ally Bank Deposit Composition and Average Retail Portfolio Interest Rate 18% 18% 17% 17% 17% 45% 43% 42% 41% 40% 37% 39% 40% 41% 43% 1.21% 1.19% 1.17% 1.16% 1.16% 4Q13 1Q14 2Q14 3Q14 4Q14 Brokered Retail CD MMA/OSA/Checking Average Retail Portfolio Interest Rate

13 4Q 2014 Preliminary Results Capital • Tier 1 Common capital relatively flat in the quarter as net income available to common was offset by seasonal risk - weighted asset growth in the commercial auto portfolio • Tier 1 Common ratio of 9.6%, up 80 bps YoY and down 5 bps QoQ – 4Q14 Tier 1 Common ratio of 10.2% pro forma for China sale – Estimated fully phased - in Basel III Common Equity Tier 1 ratio of 9.7% • Submitted 2015 CCAR capital plan in January with planned capital actions Tier 1 Common is a non - GAAP financial measure. See page 16 of the Financial Supplement for details Ally Financial Capital $129 $128 $129 $128 $131 12.8% 13.0% 13.2% 13.5% 13.2% 11.8% 12.1% 12.3% 12.7% 12.5% 8.8% 9.1% 9.4% 9.7% 9.6% 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 Risk-Weighted Assets ($B) Total Capital Ratio Tier 1 Ratio Tier 1 Common Ratio

14 4Q 2014 Preliminary Results $0 $2 $0 $1 $0 ($0) 0.00% 0.03% 0.00% 0.01% 0.00% 0.00% 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 Net Charge-Offs ($M) Annualized NCO Rate (30+ DPD) $1,188 $1,325 $904 $1,174 $1,338 $1,543 2.10% 2.35% 1.59% 2.02% 2.28% 2.73% 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 Delinquent Contracts ($M) Delinquency Rate 238% 234% 224% 344% 187% 144% 0.53% 0.53% 0.53% 0.34% 0.60% 0.68% 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 ALLL as % of Annualized NCOs Annualized NCO Rate $1,113 $1,171 $1,192 $1,208 $1,198 $977 ALLL Balance ($M) $115 $114 $121 $83 $137 $160 0.82% 0.80% 0.85% 0.58% 0.93% 1.10% 0.98% 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 Net Charge-Offs ($M) Annualized NCO Rate Consolidated Net Charge - Offs U.S. Commercial Auto Net Charge - Offs Asset Quality U.S. Retail Auto Net Charge - Offs U.S. Retail Auto Delinquencies Note: Above loans are classified as held - for - investment and recorded at historical cost. See slide 29 for details Note: Includes accruing contracts only Note: 4Q13 charge - off decline driven by non - recurring recognition of additional recoveries. Impact on net charge - off rate reflected in chart

Auto Finance – Results

- **Auto Finance reported pre-tax income of $310 million in 4Q, up $103 million YoY and down $105 million from the prior quarter**
  - Net financing revenue lower YoY and QoQ driven primarily by lower net lease revenue
  - Provision up YoY driven by asset growth and mix normalization and up QoQ driven by seasonally higher charge-offs
  - YoY noninterest expense favorability driven by $98 million CFPB/DOJ charge taken in 4Q13
- **Earning assets up 3% YoY despite two off-balance sheet full securitizations in 2014**
- **$9.0 billion of originations in 4Q, up $0.8 billion YoY and down $2.8 billion QoQ**
  - Originations higher in every product YoY with exception of subvented loans
  - Originations down QoQ due to seasonality and outsized GM subvented originations that did not repeat
  - Growth channel originations up 37% vs. 4Q13 and now represent 22% of total consumer originations

		Increase/(Decrease) vs.	
Key Financials *($ millions)*	**4Q 14**	**3Q 14**	**4Q 13**
Net financing revenue	$ 767	$ (83)	$ (42)
Total other revenue	69	-	8
Total net revenue	836	(83)	(34)
Provision for loan losses	175	66	31
Noninterest expense	351	(44)	(168)
Pre-tax income from continuing ops	$ 310	$ (105)	$ 103
U.S. auto earning assets	$ 111,581	$ 2,090	$ 3,682
Net lease revenue			
Operating lease revenue	$ 905	$ 6	$ 50
Depreciation expense	684	30	55
Remarketing gains	50	(55)	(33)
Total depreciation expense	633	84	87
Net lease revenue	$ 272	$ (78)	$ (37)
	4Q 14	**3Q 14**	**4Q 13**
Net lease yield	5.5%	7.3%	7.0%

U.S. Auto Earning Assets
(EOP - $ billions)



$68.8
$84.8
$100.1
$107.9
$111.6
2010
2011
2012
2013
2014
Retail
Lease
Commercial

4Q 2014 Preliminary Results
15

16 4Q 2014 Preliminary Results (EOP $ billions) $78.2 $77.7 $77.8 $79.2 $81.3 $81.3 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 On Balance Sheet Sold ($ billions) $28.1 $31.6 $32.6 $32.9 $31.4 $33.2 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 ($ billions; % of $ originations) 69% 66% 66% 63% 63% 60% 15% 16% 15% 17% 16% 18% 16% 18% 19% 20% 20% 22% $9.6 $8.2 $9.2 $10.9 $11.8 $9.0 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 GM Chrysler Growth Auto Finance – Key Metrics See slide 29 for definitions Consumer Serviced Assets Commercial Assets Consumer Originations Origination Mix Note: Asset balances reflect the average daily balance for the quarter (% of $ originations) 10% 15% 5% 27% 24% 30% 7% 8% 8% 28% 26% 27% 29% 27% 30% 3Q 13 4Q 13 1Q 14 2Q 14 3Q 14 4Q 14 New Subvented New Standard New Growth Lease Used

Insurance

- **Pre-tax income of $86 million, up $20 million YoY and up $26 million from the prior quarter**
  - YoY improvement driven partially by lower losses on vehicle service contracts
  - Seasonal decrease in weather-related losses QoQ
- **Written premiums of $248 million, up YoY driven primarily by higher new and used vehicle service contracts**
  - Typical seasonal decline QoQ due to lower auto sales

		Increase/(Decrease) vs.	
Key Financials ***($ millions)***	**4Q 14**	**3Q 14**	**4Q 13**
Insurance premiums, service revenue earned and other	$ 245	$ (5)	$ (2)
Insurance losses and loss adjustment expenses	57	(40)	(2)
Acquisition and underwriting expenses[1]	146	-	(12)
Total underwriting income	42	35	12
Investment income and other	44	(9)	7
Pre-tax income from continuing ops[1]	$ 86	$ 26	$ 20
Total assets	$ 7,190	$ 12	$ 66

Key Statistics	**4Q 14**	**3Q 14**	**4Q 13**
Insurance ratios			
Loss ratio	23%	39%	24%
Underwriting expense ratio	60%	59%	64%
Combined ratio	83%	98%	88%

(1) Excludes repositioning items in 4Q13. See slide 27 for details

Insurance Losses
($ millions)



$98
$27
$56
$67
$3
$52
$69
$7
$49
$190
$124
$51
$97
$36
$47
$60
$5
$42
3Q 13
4Q 13
1Q 14
2Q 14
3Q 14
4Q 14
VSC Losses
Weather Losses
Other Losses

Note: Excludes the benefit of weather-related loss reinsurance and Canadian Personal Lines losses

Dealer Products & Services Written Premiums
($ millions)



$236
$233
$276
$267
$225
$244
$267
$265
$248
4Q 12
1Q 13
2Q 13
3Q 13
4Q 13
1Q 14
2Q 14
3Q 14
4Q 14

Note: Excludes Canadian Personal Lines business, which is in runoff

4Q 2014 Preliminary Results
17

Mortgage and Corporate and Other

Mortgage Results

Key Financials (*$ millions*)	4Q 14	Increase/(Decrease) vs. 3Q 14	Increase/(Decrease) vs. 4Q 13
Net financing revenue	$ 8	$ (1)	$ (6)
Total other revenue	2	2	(3)
Total net revenue	10	1	(9)
Provision for loan losses	(14)	(7)	(13)
Noninterest expense	5	(14)	(23)
Pre-tax income from continuing ops[(1)]	$ 19	$ 22	$ 27
Total assets	$ 7,884	$ 482	$ (284)

Ally Bank HFI Portfolio	4Q 14	3Q 14	4Q 13
Net Carry Value ($ billions)	$ 7.3	$ 7.3	$ 8.0
Ongoing (post 1/1/2009)	47%	39%	39%
Legacy (pre 1/1/2009)	53%	61%	61%
% Interest Only	12.5%	13.4%	13.8%
% 30+ Delinquent [(2)]	3.0%	3.8%	2.8%
Net Charge-off Rate	0.6%	0.6%	0.8%
Wtd. Avg. LTV/CLTV [(3)]	71.5%	73.1%	79.1%
Refreshed FICO	734	726	728

(1) Excludes repositioning items in 4Q14 and 4Q13. See slide 27 for details
(2) 3Q14 delinquency rates temporarily impacted by sub-servicing transfer
(3) Updated home values derived using a combination of appraisals, BPOs, AVMs and MSA level house price indices

Corporate and Other Results

Key Financials (*$ millions*)	4Q14	Increase/(Decrease) vs 3Q14	Increase/(Decrease) vs 4Q13
Net financing revenue (ex. OID)	$ 51	$ (10)	$ 46
Total other revenue (ex. OID)	19	(0)	31
Provision for loan losses	(6)	(6)	(3)
Noninterest expense	94	9	(6)
Core pre-tax loss[(1)]	$ (19)	$ (13)	$ 86
OID amortization expense[(2)]	42	(4)	(25)
Pre-tax loss from continuing ops[(1)]	$ (61)	$ (9)	$ 111
Total assets	$ 23,566	$ (112)	$ (2,997)

(1) Excludes repositioning items in prior periods. See slide 27 for details
(2) Primarily bond exchange OID amortization expense used for calculating core pre-tax income

4Q 2014 Preliminary Results 18

19 4Q 2014 Preliminary Results Conclusion • Strong operating performance – Solid financial performance in auto as growth channel traction accelerated in 2014 – Stable retail deposit growth with balances up 11 % YoY • Focused on achieving financial targets by year - end 2015 – 9 - 11 % Core ROTCE – Mid 40% Adjusted Efficiency Ratio • TARP exit is a positive – Easing regulatory constraints driving third leg of ROE improvement plan ▪ Business mix at Ally Bank, deposit pricing and capital redistribution – Clears the path to explore future franchise opportunities Emerging from 2014 as a stronger company ready to play more offense

Supplemental Charts

21 4Q 2014 Preliminary Results ($ millions) 4Q 14 3Q 14 4Q 13 FY 2014 FY 2013 Net financing revenue (1) 835$ 936$ 841$ 3,547$ 3,028$ Total other revenue (1) 370 375 324 1,438 1,605 Provision for loan losses 155 102 140 457 501 Controllable expenses (2) 478 469 506 1,891 2,046 Other noninterest expenses 176 273 358 1,018 1,235 Core pre-tax income, ex. repositioning (3) 396$ 467$ 161$ 1,619$ 850$ Repositioning items (4) (167) - (18) (187) (244) Core pre-tax income 229$ 467$ 142$ 1,432$ 606$ OID amortization expense (5) 42 47 67 186 249 Income tax expense 36 127 (4) 321 (59) Income (loss) from discontinued operations 26 130 25 225 (55) Net income 177$ 423$ 104$ 1,150$ 361$ Fourth Quarter and Full Year Financial Results (1) Excludes OID. FY 2014 total other revenue excludes $14 million of accelerated OID expense associated with debt redemption (2) Excludes repositioning expenses. See slides 27 and 28 for details (3) Core pre - tax income as presented excludes the impact of repositioning items, OID amortization expense, income tax expense and di scontinued operations. See slides 27 and 28 for details (4) See slides 27 and 28 for details (5) FY 2014 includes $14 million of accelerated OID associated with debt redemption Supplemental

Supplemental

Funding

- **Diversified funding strategy with opportunities to lower cost of funds**
  - 69% of total assets reside at Ally Bank
  - Deposits now represent 44% of Ally's funding
- **Efficient capital markets funding in 2014**
  - Completed over $14 billion of term securitizations at the parent and Ally Bank across loan, lease and floorplan asset classes
    - Includes $2.6 billion of off-balance sheet securitizations
  - Over $3 billion of unsecured issuance

Total Asset Breakdown


($ billions)
$151.2
$148.5
$149.9
$149.2
$151.8
65%
66%
68%
68%
69%
4Q 13
1Q 14
2Q 14
3Q 14
4Q 14
Ally Bank Assets
Non-Bank Assets

Liability and Cost of Funds Detail

4Q 2014 ($ in millions)	Average Outstanding Balance [1]	Quarterly Interest Expense	Annualized Cost of Funds
LT Unsecured Debt	$ 24,602	$ 329	5.31%
Secured Debt	41,311	121	1.16%
Other Borrowings [2]	9,595	17	0.70%
Deposits	57,400	169	1.17%
Total / Weighted Average	$ 132,908	$ 636	1.90%

(1) Excludes OID
(2) Includes Demand Notes, FHLB, and Repurchase Agreements

Unsecured Long-Term Debt Maturities


($ billions)
$1.7
$2.0
$2.8
$0.0
$0.0
$1.9
$4.4
$1.3
4Q 14
1Q 15
2Q 15
3Q 15
4Q 15
2016
2017
2018
Matured
Remaining

As of 12/31/14. Total maturities for 2019 and beyond equal $10.9 billion and do not exceed $4 billion in any given year. Prior periods do not include early debt redemptions

4Q 2014 Preliminary Results 22

23 4Q 2014 Preliminary Results Expenses • Controllable expenses down $29 million in 4Q YoY • Other noninterest expense down YoY driven partially by CFPB / DOJ charge – QoQ driven partially by seasonally lower weather - related insurance losses (1) Includes lease and loan administration expenses and vehicle remarketing and repossession expenses (2) Includes occupancy and premises and equipment depreciation (3) See slide 27 for details Supplemental ($ millions) 4Q 14 3Q 14 4Q 13 3Q 14 4Q 13 Compensation and benefits 237$ 241$ 237$ (3)$ 0$ Technology and communications 79 77 95 2 (16) Professional services 26 21 36 6 (10) Servicing expenses (1) 52 54 49 (2) 3 Advertising and marketing 30 27 40 3 (10) Other controllable expenses (2) 52 50 49 3 3 Controllable Expense 478$ 469$ 506$ 8$ (29)$ Other Noninterest Expense 176$ 273$ 358$ (97)$ (183)$ Total Noninterest Expense (ex. repositioning) 653$ 742$ 865$ (90)$ (212)$ Repositioning expenses (3) 19 - 19 19 (0) Total Noninterest Expense 672$ 742$ 884$ (70)$ (212)$ Increase/(Decrease) vs.

24 4Q 2014 Preliminary Results Liquidity Supplemental (1) Parent company liquidity is defined as our consolidated operations less Ally Bank and the regulated subsidiaries of Ally Insu ran ce’s holding company (2) May include the restricted cash accumulation for retained notes maturating within the following thirty days and returned to A lly on the distribution date (3) Includes UST, Agency debt and Agency MBS (4) To optimize the use of cash and secured facility capacity between entities, Ally Financial lends cash to Ally Bank from time to time under an intercompany loan agreement. Amounts outstanding on this loan are repayable to Ally Financial at any time, subject to 5 days notice • Consolidated available liquidity of $16.6 billion – $8.8 billion at the parent and $7.8 billion at Ally Bank Available Liquidity 12/31/2014 9/30/2014 12/31/2013 ($ billions) Parent (1) Ally Bank Parent (1) Ally Bank Parent (1) Ally Bank Cash and Cash Equivalents (2) 2.7$ 2.3$ 2.9$ 2.2$ 3.3$ 2.3$ Highly Liquid Securities (3) 2.1 5.8 2.7 6.1 2.9 3.9 Current Committed Unused Capacity 3.4 0.3 4.5 0.5 6.5 0.3 Subtotal 8.2$ 8.4$ 10.1$ 8.8$ 12.7$ 6.5$ Ally Bank Intercompany Loan (4) 0.6 (0.6) 1.3 (1.3) 0.6 (0.6) SubtotalTotal Current Available Liquidity 8.8$ 7.8$ 11.4$ 7.5$ 13.3$ 5.9$

25 4Q 2014 Preliminary Results Impact of Discontinued Operations ($ millions) 4Q 14 3Q 14 4Q 13 Auto Finance 23$ (6)$ 172$ Insurance 0 (6) (0) Corporate and Other 6 (10) (75) Consolidated pre-tax income 29$ (22)$ 97$ Tax expense 2 80 95 Consolidated net income 26$ (104)$ 1$ Increase/(Decrease) vs. Discontinued Operations Supplemental • Closed China joint - venture sale in January 2015, generating a gain of approximately $0.4 billion Discontinued operations activity reflects several actions including divestitures of international businesses and other mortgage related charges in addition to certain discrete tax items

26 4Q 2014 Preliminary Results Deferred Tax Asset 3Q14 (1) ($ millions) Gross DTA/(DTL) Balance Valuation Allowance Net DTA/(DTL) Balance Net DTA/(DTL) Balance Net Operating Loss (Federal) 1,001$ -$ 1,001$ 798$ Capital Loss (Federal) 157 135 22 - Tax Credit Carryforwards 1,911 478 1,433 1,419 State/Local Tax Carryforwards 258 115 143 141 Other Deferred Tax Assets/(Liabilities) (2) (786) 6 (792) (571) Net Deferred Tax Assets 2,541$ 734$ 1,807$ 1,788$ 4Q14 Deferred Tax Asset Supplemental (1) U.S. GAAP does not prescribe a method for calculating individual elements of deferred taxes for interim periods. Therefore, these ba lances are estimated (2) Primarily book / tax timing differences • DTA utilization resulted in approximately $8 million of cash taxes paid in 2014

Supplemental

Notes on non-GAAP and other financial measures

$ in millions	4Q 14			3Q 14			4Q 13		
	GAAP	OID & Repositioning Items	Non-GAAP [(1)]	GAAP	OID & Repositioning Items	Non-GAAP [(1)]	GAAP	OID & Repositioning Items	Non-GAAP [(1)]
Consolidated Ally									
Net financing revenue	$ 799	$ 36	$ 835	$ 889	$ 47	$ 936	$ 774	$ 67	$ 841
Total other revenue	215	155	370	375	-	375	325	(1)	324
Provision for loan losses	155	-	155	102	-	102	140	-	140
Controllable expenses	479	(1)	478	469	-	469	526	(19)	506
Other noninterest expenses	193	(18)	176	273	-	273	358	-	358
Pre-tax income from continuing ops	**$ 187**	**$ 209**	**$ 396**	**$ 420**	**$ 47**	**$ 467**	**$ 75**	**$ 86**	**$ 161**
Mortgage Operations									
Net financing revenue	$ 8	$ -	$ 8	$ 9	$ -	$ 9	$ 14	$ -	$ 14
Gain on sale of mortgage loans, net	-	-	-	-	-	-	3	-	3
Other revenue (loss) (excluding gain on sale)	4	(2)	2	-	-	-	3	(1)	2
Total net revenue	12	(2)	10	9	-	9	20	(1)	19
Provision for loan losses	(14)	-	(14)	(7)	-	(7)	(1)	-	(1)
Noninterest expense	5	-	5	19	-	19	28	-	28
Pre-tax income (loss) from continuing ops	**$ 21**	**$ (2)**	**$ 19**	**$ (3)**	**$ -**	**$ (3)**	**$ (7)**	**$ (1)**	**$ (8)**
Insurance Operations									
Net financing revenue	$ 9	$ -	$ 9	$ 16	$ -	$ 16	$ 14	$ -	$ 14
Other revenue	280	-	280	287	-	287	270	-	270
Total net revenue	289	-	289	303	-	303	284	-	284
Noninterest expense	203	-	203	243	-	243	219	(2)	218
Pre-tax income (loss) from continuing ops	**$ 86**	**$ -**	**$ 86**	**$ 60**	**$ -**	**$ 60**	**$ 65**	**$ 2**	**$ 67**
Corporate / Other (incl. CF)									
Net financing revenue (loss)	$ 15	$ 36	$ 51	$ 14	$ 47	$ 61	$ (63)	$ 67	$ 4
Total other revenue (loss)	(138)	157	19	19	-	19	(12)	-	(12)
Provision for loan losses	(6)	-	(6)	-	-	-	(3)	-	(3)
Noninterest expense	113	(19)	94	85	-	85	118	(18)	100
Pre-tax income (loss) from continuing ops	**$ (230)**	**$ 211**	**$ (19)**	**$ (52)**	**$ 47**	**$ (5)**	**$ (190)**	**$ 85**	**$ (105)**

(1) Represents core pre-tax income excluding repositioning items. See slide 29 for definitions

4Q 2014 Preliminary Results 27

Supplemental

Notes on non-GAAP and other financial measures

$ in millions	FY 14			FY 13		
	GAAP	OID & Repositioning Items	Non-GAAP [1]	GAAP	OID & Repositioning Items	Non-GAAP [1]
Consolidated Ally						
Net financing revenue	$ 3,375	$ 172	$ 3,547	$ 2,779	$ 249	$ 3,028
Total other revenue	1,276	162	1,438	1,484	121	1,605
Provision for loan losses	457	-	457	501	-	501
Controllable expenses	1,893	(2)	1,891	2,116	(70)	2,046
Other noninterest expenses	1,055	(37)	1,018	1,289	(53)	1,235
Pre-tax income from continuing ops	**$ 1,246**	**$ 373**	**$ 1,619**	**$ 357**	**$ 493**	**$ 850**
Mortgage Operations						
Net financing revenue	$ 43	$ -	$ 43	$ 76	$ -	$ 76
Gain on sale of mortgage loans, net	6	-	6	55	-	55
Other revenue (loss) (excluding gain on sale)	11	(2)	9	(55)	124	69
Total net revenue	60	(2)	58	76	124	200
Provision for loan losses	(69)	-	(69)	13	-	13
Noninterest expense	67	0	67	321	(88)	233
Pre-tax income (loss) from continuing ops	**$ 62**	**$ (2)**	**$ 60**	**$ (258)**	**$ 212**	**$ (46)**
Insurance Operations						
Net financing revenue	$ 56	$ -	$ 56	$ 57	$ -	$ 57
Other revenue	1,129	-	1,129	1,196	-	1,196
Total net revenue	1,185	-	1,185	1,253	-	1,253
Noninterest expense	988	-	988	999	(2)	998
Pre-tax income from continuing ops	**$ 197**	**$ -**	**$ 197**	**$ 254**	**$ 2**	**$ 256**
Corporate / Other (incl. CF)						
Net financing (loss)	$ (45)	$ 172	$ 127	$ (513)	$ 249	$ (264)
Total other revenue (loss)	(134)	164	30	20	(3)	17
Provision for loan losses	(16)	-	(16)	(6)	-	(6)
Noninterest expense	375	(39)	336	423	(34)	389
Pre-tax income (loss) from continuing ops	**$ (538)**	**$ 375**	**$ (163)**	**$ (910)**	**$ 280**	**$ (630)**

Core pre-tax income (loss) and controllable expenses are non-GAAP financial measures. *See slide 29 for definitions*

4Q 2014 Preliminary Results 28

Supplemental

Notes on non-GAAP and other financial measures

1) ***Core pre-tax income (loss)*** *is a non-GAAP financial measure. It is defined as income (loss) from continuing operations before income tax expense and primarily bond exchange original issue discount ("OID") amortization expense.*

2) ***Repositioning items for 4Q14*** *are primarily related to the extinguishment of high-cost legacy debt.*

3) ***Repositioning items for 4Q13*** *are primarily related to employee related costs associated with strategic actions of the company and the disposition of certain businesses*

4) ***ROTCE*** *is equal to GAAP Net Income Available to Common Shareholders divided by a two period average of Tangible Common Equity. See pages 4 and 16 in the Financial Supplement for more detail.*

5) ***Core ROTCE*** *is equal to Operating Net Income Available to Common divided by Normalized Common Equity. See page 22 in the Financial Supplement for full calculation.*

   A. *Operating Net Income Available to Common is calculated as (a) Pre-Tax Income from Continuing Operations minus (b) Income Tax Expense using a normalized 34% rate plus (c) expense associated with original issue bond discount amortization minus (d) preferred dividends associated with our Series A and Series G preferred stock plus (e) impact of any disclosed repositioning items.*

   B. *Normalized Common Equity is calculated as the two period average of (a) shareholder equity minus (b) the book value of preferred stock outstanding minus (c) goodwill and other intangibles minus (d) remaining original issue bond discount minus (e) remaining net deferred tax asset.*

6) ***Adjusted Efficiency ratio*** *is equal to (A) total noninterest expense less (i) Insurance operating segment related expenses, (ii) mortgage repurchase expense and (iii) expense related to repositioning items divided by (B) total net revenue less (i) Insurance operating segment related revenue, (ii) OID amortization expense and (iii) any revenue related to repositioning items. See page 22 in the Financial Supplement for full calculation.*

7) ***Corporate and Other*** *primarily consists of Ally's centralized treasury activities, the residual impacts of the company's corporate funds transfer pricing and asset liability management activities, and the amortization of the discount associated with debt issuances and bond exchanges. Corporate and Other also includes the Ally Corporate Finance business, certain equity investments and reclassifications, eliminations between the reportable operating segments, and overhead previously allocated to operations that have since been sold or discontinued.*

8) ***Controllable expenses*** *include employee related costs, consulting and legal fees, marketing, information technology, facility, portfolio servicing and restructuring expenses.*

9) ***U.S. consumer auto originations***
   - *New Subvented – subvented rate new vehicle loans from GM and Chrysler dealers*
   - *New Standard – standard rate new vehicle loans from GM and Chrysler dealers*
   - *Lease – new vehicle lease originations from all dealers*
   - *Used – used vehicle loans from all dealers*
   - *Growth – total originations from non-GM/Chrysler dealers (New Growth refers to new vehicle loan originations only)*

10) ***Net charge-off ratios*** *are calculated as annualized net charge-offs divided by average outstanding finance receivables and loans excluding loans measured at fair value and loans held-for-sale.*

11) ***Estimated 2014 Non Subvented Market Share*** *percentages shown are intended to represent estimated market share for new and used non-subvented loans, excluding GM and Chrysler. Various assumptions and estimates were used by Ally in determining these amounts.*

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